EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 167 to Registration Statement No. 033-00572 on Form N-1A of our report dated October 20, 2016, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 22, 2016

Schedule A

Eaton Vance Municipals Trust

October 20, 2016

Eaton Vance Georgia Municipal Income Fund

October 20, 2016                   Eaton Vance Maryland Municipal Income Fund

October 20, 2016                   Eaton Vance Missouri Municipal Income Fund

October 20, 2016                   Eaton Vance North Carolina Municipal Income Fund

October 20, 2016                   Eaton Vance Oregon Municipal Income Fund

October 20, 2016                   Eaton Vance South Carolina Municipal Income Fund

October 20, 2016                   Eaton Vance Virginia Municipal Income Fund